STRUCTURED INVESTMENTS                  MORGANSTANLEY
                                            SMITHBARNEY

                                        Free Writing Prospectus
                                        Dated October 15, 2009
                                        Registration Statement No. 333-156423
                                        Filed Pursuant to Rule 433

Client Strategy Guide: October 2009 Offerings

[GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: October 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Core Offerings
Six Core Investments Offered Each Month

U.S. Equities	.... page 6 Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 7 Bull PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 8
International Equities	Buffered PLUS℠ based on the iShares® MSCI EAFE Index Fund (EFA) by Morgan Stanley .... page 9
Commodities	Bull PLUS℠ based on the Dow Jones-UBS Commodity Index℠ by Morgan Stanley .... page 10
Currencies	Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar by Morgan Stanley .... page 11

Tactical Offerings
Actionable Themes in the Marketplace

U.S. Equities	.... page 12 13% to 17% RevCons℠ based on Freeport-McMoRan Copper & Gold Inc. (FCX) by Morgan Stanley .... page 13 .... page 14 .... page 15 .... page 16
Currencies	Currency-Linked Capital Protected Notes based on a Basket of Six Emerging Markets Currencies Relative to the U.S Dollar by Morgan Stanley .... page 17
International Equities	Jump Securities based on the iShares® MSCI Emerging Markets Index Fund (EEM) by Morgan Stanley .... page 18
Hybrid	Global Recovery PLUS℠ based on a Basket of ETFs and Indices by Morgan Stanley... .... page 19

Selected Risks & Considerations .... page 20

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. October 2009

                                                               MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: October 2009 Offerings                             Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

o    For Registered Offerings Issued by Morgan Stanley:
     Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Morgan Stanley is the issuer for offerings only where expressly identified.
Morgan Stanley is not responsible for the filings made with the SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                               MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: October 2009 Offerings                             Page 4
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Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation
o    Returns based on a defined formula
o    Variety of underlying assets, including equities, commodities, currencies or interest rates
o    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer. The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: October 2009 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Protect Principal**, **Enhance Yield**, **Leverage Performance** and **Access**.

Protect Principal Investments combine the return of some or all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some or all principal at maturity.

Enhance Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
October 2009

                                                               MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: October 2009 Offerings                             Page 6
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     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted] [Page left intentionally
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                               MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: October 2009 Offerings                             Page 7
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Opportunities in U.S. Equities

Leverage Performance    o  Buffered PLUS(SM) based on the S&P 500(R) Index (SPX)

--------------------------------------------------------------------------------
Strategy Overview

|X|  Leveraged exposure to an underlying asset up to a cap, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity

|X|  May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity

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Risk Considerations

|X|  No principal protection

|X|  Full downside exposure to the underlying asset beyond the buffer amount

|X|  Appreciation potential is limited to the maximum payment at maturity

|X|  Does not provide for current income; no interest payments

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Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies, while providing limited protection against negative performance of the underlying asset. Once the underlying asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity.
At maturity, if the underlying asset has depreciated and (i) if the closing value of the underlying asset has not declined below the specified buffer amount, the investor will receive the stated principal amount or (ii) if the closing value of the underlying asset is below the buffer amount, the investor will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

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Issuer                       Morgan Stanley
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Underlying                   S&P 500(R) Index (SPX)
--------------------------------------------------------------------------------
Maturity Date                October 27, 2011 (2 Years)
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Leverage Factor              200%
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Buffer Amount                10%
--------------------------------------------------------------------------------
Payment at Maturity          o If the Final Index Value is greater than the
                             Initial Index Value:
                             o $10 + the Leveraged Upside Payment
                             In no event will the payment at maturity exceed the
                             Maximum Payment at Maturity.
                             o If the Final Index Value is less than or equal to
                             the Initial Index Value but has decreased from the
                             Initial Index Value by an amount less than or equal
                             to the Buffer Amount of 10%:
                             o $10
                             o If the Final Index Value is less than the Initial
                             Index Value and has decreased from the Initial
                             Index Value by an amount greater than the Buffer
                             Amount of 10%:
                             o ($10 x the Index Performance Factor) + $1.00
                             This amount will be less than the stated principal
                             amount of $10. However, under no circumstances will
                             the payment at maturity be less than $1.00 per
                             Buffered PLUS.
--------------------------------------------------------------------------------
Leveraged Upside Payment     $10 x Leverage Factor x Index Percent Increase
--------------------------------------------------------------------------------
Index Percent Increase       (Final Index Value - Initial Index Value) / Initial
                             Index Value
--------------------------------------------------------------------------------
Maximum Payment at Maturity  $11.80 to $12.30 per Buffered PLUS (118% to 123% of
                             the stated principal amount), to be determined on
                             the pricing date
--------------------------------------------------------------------------------
Minimum Payment at Maturity  $1.00 per Buffered PLUS (10% of the stated
                             principal amount)
--------------------------------------------------------------------------------
Index Performance Factor     Final Index Value / Initial Index Value
--------------------------------------------------------------------------------
Issue Price                  $10 per Buffered PLUS
--------------------------------------------------------------------------------
Listing                      The Buffered PLUS will not be listed on any
                             securities exchange.
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Expected Pricing Date(1)     This offering is expected to close for ticketing on
                             Friday - October 23, 2009.
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: October 2009 Offerings Page 8

Leverage Performance

Bull PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Leveraged upside exposure within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a certain range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the S&P 500® Index
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the underlying asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, the investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the underlying asset at maturity. The PLUS are senior unsecured debt obligations of Morgan Stanley and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	November 26, 2010 (13 Months)
Leverage Factor	300%
Leveraged Upside Payment	\$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	\$11.30 to \$11.80 per PLUS (113% to 118% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value: o \$10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is **less than or equal** to the Initial Index Value: o \$10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of \$10.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	\$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – October 23, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. October 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                               MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: October 2009 Offerings                             Page 9
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Opportunities in International Equities

Leverage Performance         Buffered PLUS(SM) based on the iShares(R) MSCI
                             EAFE Index Fund (EFA)

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Strategy Overview

|X|  Leveraged exposure to an underlying asset up to a cap, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity

|X|  May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity

--------------------------------------------------------------------------------
Risk Considerations

|X|  No principal protection

|X|  Full downside exposure to the underlying asset beyond the buffer amount

|X|  Appreciation potential is limited to the maximum payment at maturity

|X|  Does not provide for current income; no interest payments

--------------------------------------------------------------------------------
Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies, while providing limited protection against negative performance by the underlying asset. Once the underlying asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity.
At maturity, if the underlying asset has depreciated, (i) if the closing price of the underlying asset has not declined below the specified buffer level, the investor will receive the stated principal amount or (ii) if the closing price of the underlying asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan
Stanley, and all payments on the Buffered PLUS are subject to the credit risk of
Morgan Stanley.

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Issuer                       Morgan Stanley
--------------------------------------------------------------------------------
Underlying                   iShares(R)  MSCI EAFE Index Fund (EFA)
--------------------------------------------------------------------------------
Maturity Date                October 27, 2011 (2 Years)
--------------------------------------------------------------------------------
Leverage Factor              200%
--------------------------------------------------------------------------------
Buffer Amount                10%
--------------------------------------------------------------------------------
Payment at Maturity          o If the Final Share Price is greater than the
                             Initial Share Price:

                             o  $10 + the Leveraged Upside Payment

                             In no event will the payment at maturity exceed the
                             Maximum Payment at Maturity.

                             o If the Final Share Price is less than or equal to
                             the Initial Share Price but has decreased from the
                             Initial Share Price by an amount less than or equal
                             to the Buffer Amount of 10%:

                             o  $10

                             o If the Final Share Price is less than the Initial
                             Share Price and has decreased from the Initial
                             Share Price by an amount greater than the Buffer
                             Amount of 10%:

                             o ($10 x the Share Performance Factor) + $1.00

                             This amount will be less than par. However, under
                             no circumstances will the payment at maturity be
                             less than $1.00 per Buffered PLUS.
--------------------------------------------------------------------------------
Leveraged Upside Payment     $10 x Leverage Factor x Share Percent Increase
--------------------------------------------------------------------------------
Share Percent Increase       (Final Share Price - Initial Share Price) / Initial
                             Share Price
--------------------------------------------------------------------------------
Maximum Payment at Maturity  $12.30 to $12.80 per Buffered PLUS (123% to 128% of
                             the stated principal amount), to be determined on
                             the pricing date
--------------------------------------------------------------------------------
Minimum Payment at Maturity  $1.00 per Buffered PLUS (10% of the stated
                             principal amount)
--------------------------------------------------------------------------------
Share Performance Factor     Final Share Price / Initial Share Price
--------------------------------------------------------------------------------
Issue Price                  $10 per Buffered PLUS
--------------------------------------------------------------------------------
Listing                      The Buffered PLUS will not be listed on any
                             securities exchange.
--------------------------------------------------------------------------------
Expected Pricing Date(1)     This offering is expected to close for ticketing on
                             Friday - October 23, 2009.
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: October 2009 Offerings Page 10

Opportunities in Commodities

Leverage Performance

Bull PLUS[SM] based on the Dow Jones-UBS Commodity Index[SM]

Strategy Overview	
	✓ Leveraged upside exposure within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the Dow Jones-UBS Commodity Index[SM] and seeking enhanced returns within a certain range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations	
	✓ No principal protection ✓ Full downside exposure to the Dow Jones-UBS Commodity Index[SM] ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the underlying asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, the investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the underlying asset at maturity. The PLUS are senior unsecured debt obligations of Morgan Stanley and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Dow Jones-UBS Commodity Index[SM]
Maturity Date	April 29, 2011 (18 Months)
Leverage Factor	300%
Leveraged Upside Payment	$1,000 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$1,300 to $1,330 per PLUS (130% to 133% of the stated principal amount), to be determined on the pricing date

Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value:
	  ○ $1,000 + Leveraged Upside Payment
	In no event will the payment at maturity exceed the Maximum Payment at Maturity.
	• If the Final Index Value is **less than or equal** to the Initial Index Value:
	  ○ $1,000 x Index Performance Factor
	This amount will be less than or equal to the stated principal amount of $1,000.

Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$1,000 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – October 23, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. October 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley Smith Barney
Client Strategy Guide: October 2009 Offerings Page 11

Opportunities in Currencies

Protect Principal ○ Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ The return on the notes will be based on the appreciation, if any, of a basket of nine currencies relative to the U.S. dollar
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**			
Underlying Basket	The Basket is composed of 70% equally-weighted developed market currencies and 30% equally-weighted emerging market currencies as follows:			
	70% Developed Market Currencies	**Weighting**	**30% Emerging Market Currencies**	**Weighting**
	Australian dollar ("AUD")	11.6667%	Brazilian real ("BRL")	10.0000%
	British pound ("GBP")	11.6667%	Chinese renminbi ("CNY")	10.0000%
	Canadian dollar ("CAD")	11.6667%	Indian rupee ("INR")	10.0000%
	Eurozone euro ("EUR")	11.6667%		
	Japanese yen ("JPY")	11.6667%		
	Swiss franc ("CHF")	11.6667%		
Maturity Date	April 30, 2013 (3.5 Years)			
Principal Protection	100%, subject to issuer credit risk			
Participation Rate	110% to 130%, to be determined on the pricing date			
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any)			
Supplemental Redemption Amount	$1,000 x Basket Performance x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.			
Basket Performance	Sum of the Currency Performance Values of each of the basket currencies			
Currency Performance	With respect to AUD, EUR and GBP: (final exchange rate / initial exchange rate) – 1 With respect to BRL, CAD, CHF, CNY, INR and JPY: (initial exchange rate / final exchange rate) – 1 *Under the terms of the notes, a **positive** currency performance means the basket currency has **appreciated** relative to the U.S. dollar, while a **negative** currency performance means the basket currency has **depreciated** relative to the U.S. dollar.*			
Currency Performance Value	Currency Performance x Weighting			
Coupon	None			
Listing	The notes will not be listed on any securities exchange.			
Issue Price	$1,000 per note			
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – October 23, 2009.			

[1]Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. October 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                               MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: October 2009 Offerings                            Page 12
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                               Morgan Stanley
                                                                    Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: October 2009 Offerings                            Page 13
--------------------------------------------------------------------------------

Opportunities in U.S. Equities

Enhance Yield   |_|  13% to 17% RevCons(SM) based on Freeport-McMoRan Copper &
                     Gold Inc. (FCX)

--------------------------------------------------------------------------------
Strategy Overview

|X|  Relatively short-term yield enhancement strategy that offers above market, fixed monthly coupons in exchange for no appreciation potential on the underlying stock and full downside exposure to the underlying stock

|X|  RevCons offer limited protection against a decline in the price of the underlying stock at maturity, but only if the underlying asset does not close at or below a predetermined trigger level on any trading day during the investment term

|X|  Monthly coupon is paid regardless of the underlying stock's performance

--------------------------------------------------------------------------------
Risk Considerations

|X|  No principal protection

|X|  Full downside exposure to the underlying stock if the underlying stock closes at or below the trigger level on any day during the investment term

|X|  No participation in any appreciation of the underlying stock

|X|  If the underlying stock closes at or below the specified trigger level on any day during the investment term and is below the trigger level at maturity, the RevCons will redeem for shares of the underlying stock or the equivalent cash value, which will be less than the initial investment
--------------------------------------------------------------------------------

RevCons offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) in return for the risk that the
RevCons will redeem for shares of the underlying stock of a specific underlying company (or, at the issuer's option, the cash value of those shares) at maturity if the closing price of the underlying stock declines to or below the trigger price on any trading day during the term of the RevCons and, on the determination date, is below the initial share price. The value of these shares will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside.
Alternatively, if the closing price of the underlying stock never declines to or below the trigger price, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying stock. RevCons are not principal protected. The RevCons are senior unsecured obligations of Morgan Stanley, and all payments on the RevCons are subject to the credit risk of Morgan Stanley.

--------------------------------------------------------------------------------
Issuer                      Morgan Stanley
--------------------------------------------------------------------------------
Underlying Stock            Freeport-McMoRan Copper & Gold Inc. (FCX)
--------------------------------------------------------------------------------
Maturity Date               April 28, 2010 (6 Months)
--------------------------------------------------------------------------------
Coupon                      13% to 17% per annum, payable monthly beginning
                            November 28, 2009. The actual interest rate will be
                            determined on the pricing date.
--------------------------------------------------------------------------------
Payment at Maturity         (i) the stated principal amount of $1,000 or (ii) if
                            the Closing Price of the Underlying Stock on the
                            Determination Date is less than the Initial Share
                            Price and the Closing Price of the Underlying Stock
                            has declined to or below the Trigger Price on any
                            Trading Day from and including the Trading Day
                            following the pricing date to and including the
                            Determination Date, (x) a number of shares of the
                            Underlying Stock equal to the Exchange Ratio or (y)
                            at the issuer's option, the cash value of those
                            shares as of the Determination Date.
--------------------------------------------------------------------------------
Determination Date          April 23, 2010 (3 business days before the maturity
                            date), subject to postponement in the event of
                            certain market disruption events.
--------------------------------------------------------------------------------
Trigger Level               75%
--------------------------------------------------------------------------------
Trigger Price               The product of the Trigger Level times the Initial
                            Share Price.
--------------------------------------------------------------------------------
Exchange Ratio              The stated principal amount divided by the Initial
                            Share Price, subject to adjustment for corporate
                            events.
--------------------------------------------------------------------------------
Issue Price                 $1,000 per RevCons
--------------------------------------------------------------------------------
Listing                     The RevCons will not be listed on any securities
                            exchange.
--------------------------------------------------------------------------------
Expected Pricing Date(1)    This offering is expected to close for ticketing on
                            Friday - October 23, 2009.
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    October 2009

                                                               Morgan Stanley
                                                                    Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: October 2009 Offerings                            Page 14
--------------------------------------------------------------------------------

                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    October 2009

                                                               Morgan Stanley
                                                                    Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: October 2009 Offerings                            Page 15
--------------------------------------------------------------------------------

                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    October 2009

                                                               Morgan Stanley
                                                                    Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: October 2009 Offerings                            Page 16
--------------------------------------------------------------------------------

                        [Page left intentionally blank]

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    October 2009

MorganStanley SmithBarney

Client Strategy Guide: October 2009 Offerings Page 17

Opportunities in Currencies

Protect Principal

Currency-Linked Capital Protected Notes based on a Basket of Six Emerging Markets Currencies Relative to the U.S Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ The return on the notes will be based on the appreciation, if any, of a basket of four currencies relative to the U.S. dollar
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk of emerging market economies

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The return on the notes will be based on the appreciation, if any, of the basket of six emerging markets currencies relative to the U.S. Dollar. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley	
Underlying Basket (Equally-Weighted at 16.6667%)	Brazilian real ("BRL")	Indian rupee ("INR")
	Chinese renminbi ("CNY")	Mexican peso ("MXN")
	Hungarian forint ("HUF")	Turkish lira ("TRY")
Maturity Date	January 31, 2013 (3.25 Years)	
Principal Protection	100%, subject to issuer credit risk	
Participation Rate	125% to 145%, to be determined on the pricing date	
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any)	
Supplemental Redemption Amount	$1,000 x Basket Performance x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.	
Basket Performance	Sum of the Currency Performance Values of each of the basket currencies	
Currency Performance	With respect to each of the basket currencies: [(initial exchange rate / final exchange rate) – 1] *Under the terms of the notes, a **positive** currency performance means the basket currency has **appreciated** relative to the U.S. dollar, while a **negative** currency performance means the basket currency has **depreciated** relative to the U.S. dollar.*	
Currency Performance Value	Currency Performance x Weighting	
Exchange Rate	With respect to each basket currency, the rate for conversion of such basket currency into one U.S. dollar.	
Valuation Date	January 22, 2013	
Coupon	None	
Listing	The notes will not be listed on any securities exchange.	
Issue Price	$1,000 per note	
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – October 23, 2009.	

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. October 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: October 2009 Offerings Page 18

Opportunities in International Equities

Access ○ JUMP Securities based on the iShares® MSCI Emerging Markets Index Fund (EEM)

Strategy Overview

- ✓ Enhanced return within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the iShares® MSCI Emerging Markets Index Fund and seeking enhanced returns within a certain range of shares performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the iShares® MSCI Emerging Markets Index Fund
- ✓ Appreciation potential is limited to the fixed upside payment at maturity
- ✓ Does not provide for current income; no interest payments

Jump Securities offer the opportunity for investors to earn a return based on the performance of the iShares® MSCI Emerging Markets Index Fund (EEM). Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity, you will receive a positive return on the Securities equal to 29% to 34%, which we refer to as the upside payment, if the share price on the valuation date is, at all, above the initial share price. If, on the other hand, the share price on the valuation date is at or below the initial share price, you will receive for each $10 stated principal amount of Securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease from the initial share price. This amount may be significantly less than the stated principal amount of the Securities and may be zero. The Securities are senior unsecured obligations of Morgan Stanley, and all payments on the Securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	iShares® MSCI Emerging Markets Index Fund (EEM)
Maturity Date	April 27,2011 (18 Months)
Upside Payment	$2.90 to $3.40 per Security (29 to 34% of the stated principal amount). Accordingly, even if the Final Share Price is significantly greater than the Initial Share Price, the payment at maturity will not exceed $12.90 to 13.40 per Security.
Maximum Payment at Maturity	$12.90 to $13.40 per Security (129% to 134% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Share Price is greater than the Initial Share Price: $10 + the Upside Payment • If the Final Share Price is less than or equal to the Initial Share Price: $10 x Share Performance Factor
Share Performance Factor	Final Share Price / Initial Share Price
Listing	The Securities will not be listed on any securities exchange.
Issue Price	$10 per Security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – October 23, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. October 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: October 2009 Offerings Page 19

Opportunities in Global Recovery

Leverage Performance

Global Recovery PLUS[SM] based on a Basket of ETFs and Indices

Strategy Overview

- ✓ Leveraged upside exposure within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the underlying reference basket and seeking enhanced returns within a certain range of asset performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying reference basket
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the underlying asset at maturity. The PLUS are senior unsecured debt obligations of Morgan Stanley and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**		
Underlying Reference Basket	Component	Ticker	Weighting
	iShares Russell 2000 Index Fund	IWM	25.00%
	iShares MSCI Emerging Markets Index Fund	EEM	25.00%
	iBoxx $ Liquid High Yield Index	IBOXHY	15.00%
	iBoxx $ Investment Grade Index	IBOXIG	15.00%
	Vanguard REIT ETF	VNQ	10.00%
	PowerShares DB Commodity Index Tracking Fund	DBC	10.00%
Maturity Date	April 29, 2011 (18 Months)		
Leverage Factor	200%		
Leveraged Upside Payment	$10 x Leverage Factor x Basket Percent Increase		
Basket Percent Increase	(Final Basket Value - Initial Basket Value) / Initial Basket Value		
Maximum Payment at Maturity	$12.00 to $12.40 per PLUS (120% to 124% of the stated principal amount), to be determined on the pricing date		

Payment at Maturity	• If the Final Basket Value is **greater than** the Initial Basket Value:
	  ○ $10 + Leveraged Upside Payment
	In no event will the payment at maturity exceed the Maximum Payment at Maturity.
	• If the Final Basket Value is **less than or equal** to the Initial Basket Value:
	  ○ $10 x Basket Performance Factor
	This amount will be less than or equal to the stated principal amount of $10		

Basket Performance Factor	Final Basket Value / Initial Basket Value		
Averaging Feature	The payment at maturity will be based on the sum of the closing values of the Underlying Reference Basket Components over the Initial Averaging Dates (the five consecutive days beginning on the pricing date) and Final Averaging Dates (the five consecutive days up to the third trading day prior to the Maturity Date).		
Listing	The PLUS will not be listed on any securities exchange.		
Issue Price	$10 per PLUS		
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – October 23, 2009.		

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. October 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley
                                                                    Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: October 2009 Offerings                            Page 20
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Selected Risks & Considerations

An investment in Structured  Investments involves a variety of risks.  Structured Investments may be linked to a wide variety of underlying  assets,  and each underlying  asset will have its own unique set of risks and  considerations.  For example,  some underlying  assets have  significantly  higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive  description of the risks associated with the Structured Investment, including the risks related to the underlying asset(s) to which the Structured Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All payments on Structured  Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a  Structured  Investment  are subject to the credit risk of the  applicable  issuer and the issuer's  credit  ratings and credit  spreads may  adversely affect the market value of the  Structured  Investment.  Investors are  dependent on the  applicable issuer's ability to pay periodic  interest  payments,  if any, and all amounts due on the Structured
Investment  at maturity and  therefore  investors  are subject to the credit risk of the  applicable issuer and to changes in the market's view of the  applicable  issuer's  credit risk. Any decline in the applicable  issuer's  credit ratings or increase in the credit spreads charged by the market for taking  credit  risk of the  issuer is  likely  to  adversely  affect  the  value of the  Structured
Investment.  Furthermore,  unless issued as certificates of deposit,  Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance  Corporation or any
other   governmental   agency,  nor  are  they  obligations  of,  or  guaranteed  by,  a  bank.  The securities described  herein are not guaranteed  under the Federal Deposit  Insurance  Corporation's
Temporary Liquidity Guarantee Program.

Market Risk
The price at which a particular  Structured  Investment may be sold prior to maturity will depend on a number of factors  and may be  substantially  less than the amount for which they were  originally purchased.  Some of these factors  include,  but are not limited to: (i) changes in the level of the underlying  asset or reference  index,  (ii) volatility of the underlying  asset or reference index,
(iii) changes in interest  rates,  (iv) any actual or  anticipated  changes in the credit ratings of the applicable  issuer or credit spreads  charged by the market for taking the issuer's  credit risk and (v) the time remaining to maturity.  In addition,  we expect that the secondary market prices of a  Structured  Investment  will be  adversely  affected  by the  fact  that the  issue  price of the securities  includes the agent's commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular  Structured Investment and you should be prepared  to  hold  your  investments  until  maturity.  If the  applicable  pricing  supplement  so specifies,  we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured  Investment will meet the listing  requirements of that particular exchange, or if listed,  whether any secondary market will exist.  Therefore,  there may be little or no secondary market for Structured Investments.  Issuers may, but are not obligated to,  make a  market  in the  Structured  Investments.  Even if  there is a  secondary  market  for a particular Structured Investment,  it may not provide enough liquidity to allow you to trade or sell your  Structured  Investment  easily.  Because it is not  expected  that other  broker-dealers  will participate  significantly  in the secondary market for Structured  Investments,  the price at which you may be able to trade a Structured  Investment is likely to depend on the price, if any, at which
Morgan Stanley Smith Barney or another  broker-dealer  affiliated with the particular  issuer of the security is willing to  transact.  If at any time Morgan  Stanley  Smith  Barney or any other broker dealer  were not to make a market in  Structured  Investments,  it is likely  that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical  performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset
or reference  index to which a specific  Structured  Investment  is linked should not be taken as an indication of the future  performance of the underlying  asset or reference index during the term of the Structured  Investment.  Changes in the levels of the underlying  asset or reference  index will affect the trading price of the Structured Investment,  but it is impossible to predict whether such levels will rise or fall.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    October 2009

                                                               Morgan Stanley
                                                                    Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: October 2009 Offerings                            Page 21
--------------------------------------------------------------------------------

Conflicts of Interest
The  applicable  issuer,  its  affiliates,  Morgan Stanley Smith Barney and/or its affiliates may be market  participants.  The applicable  issuer, one or more of its affiliates or Morgan Stanley Smith
Barney or its affiliates may,  currently or in the future,  publish research reports with respect to movements  in the  underlying  asset to which any specific  Structured  Investment  is linked.  Such research  is  modified  from  time to time  without  notice  and may  express  opinions  or  provide recommendations  that are inconsistent with purchasing or holding a specific  Structured  Investment or Structured  Investments  generally.  Any of these  activities  could affect the market value of a specific Structured Investment or Structured Investments generally.

The economic  interests of the  calculation  agent may be potentially  adverse to the investors.  In most Structured  Investments,  an affiliate of Morgan Stanley or the applicable issuer is designated to act as  calculation  agent to  calculate  the period  interest or payment at maturity  due on the
Structured  Investment.  Any  determinations  made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity
Hedging  and  trading  activity  by the  calculation  agent  and its  affiliates  could  potentially adversely affect the value of the Structured  Investments.  We expect that the calculation agent and its affiliates for a particular  Structured  Investment will carry out hedging activities related to that  Structured  Investment,  including  trading  in the  underlying  asset,  as well  as in  other instruments  related to the underlying  asset.  The calculation  agent and their affiliates may also trade in the underlying  asset and other  instruments  related to the underlying  asset on a regular basis as part of their general  broker-dealer and other businesses.  Any of these hedging or trading activities  on or prior to the trade  date and during the term of the  Structured  Investment  could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits
The  inclusion of  commissions  and  projected  profit from  hedging in the original  issue price is likely to adversely affect secondary market prices of Structured Investments.  Assuming no change in market  conditions or any other relevant  factors,  the price,  if any, at which a  market-maker  is willing to purchase  Structured  Investments in secondary market  transactions  will likely be lower than the original issue price, since the original issue price includes,  and secondary market prices are likely to exclude,  commissions paid with respect to the Structured Investments,  as well as the cost of hedging the applicable issuer's  obligations under the Structured  Investments.  The cost of hedging includes the projected  profit that the calculation  agent and its affiliates may realize in consideration  for assuming the risks  inherent in managing the hedging  transactions.  In addition, any  secondary  market  prices may differ  from  values  determined  by pricing  models  used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any CD offering,  you can only count on FDIC  insurance to cover the deposit  amount of each CD and, if applicable, the minimum index interest.
In the event that FDIC insurance  payments become necessary for the  equity-linked  CDs prior to the maturity  date,  the FDIC is only required to pay the principal of the CDs together with any accrued minimum index  interest,  if any, as prescribed by law, and subject to the applicable FDIC insurance limits.  FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity  date, in the case of the  equity-linked  CDs. FDIC  insurance is also not available for any secondary  market premium paid by a depositor above the principal  amount of a CD. Except to the extent  insured by the FDIC,  the CDs are not otherwise  insured by any  governmental  agency or instrumentality or any other person.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    October 2009

                                                               Morgan Stanley
                                                                    Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: October 2009 Offerings                            Page 22
--------------------------------------------------------------------------------

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information  provided herein was prepared by sales,  trading or other non-research  personnel of
Morgan Stanley Smith Barney LLC, and is not a product of the Research  Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind  investors that these  investments are subject to market risk and will fluctuate in value.
The  investments  discussed or  recommended  in this  communication  may be unsuitable for investors depending upon their specific  investment  objectives and financial  position.  No representation or warranty is made that any returns  indicated will be achieved.  Potential  investors should be aware that certain legal,  accounting and tax  restrictions,  margin  requirements,  commissions and other transaction costs may significantly affect the economic  consequences of the transactions  discussed herein.  The information and analyses  contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These  materials  may not be  distributed  in any  jurisdiction  where it is  unlawful to do so. The products  described in this  communication  may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in
Japan by Morgan Stanley Japan Limited;  in Hong Kong by Morgan Stanley Dean Witter Asia Limited;  in
Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte.,  regulated by the Monetary  Authority of Singapore,  which accepts  responsibility  for its contents;  in Australia by Morgan Stanley Dean
Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts  responsibility for its contents;  in Canada by Morgan Stanley Canada Limited,  which has approved of, and has agreed to take  responsibility  for, the contents of this  publication in Canada;  in Spain by Morgan Stanley,
S.V., S.A., a Morgan Stanley group company,  which is supervised by the Spanish  Securities  Markets
Commission  (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish  regulations;  in the United  States by Morgan  Stanley & Co.  Incorporated.,  which  accepts  responsibility  for its contents;  and in the  United  Kingdom,  this  publication  is  approved  by  Morgan  Stanley  & Co.
International  PLC, solely for the purposes of section 21 of the Financial  Services and Markets Act
2000 and is distributed in the European Union by Morgan Stanley & Co.  International  PLC, except as provided  above.  Private U.K.  investors  should  obtain the advice of their  Morgan  Stanley & Co.
International PLC representative about the investments  concerned.  In Australia,  this publication, and any access to it, is intended only for "wholesale  clients" within the meaning of the Australian
Corporations  Act.  Third-party  data  providers make no warranties or  representations  of any kind relating to the  accuracy,  completeness,  or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates,  projections or predictions  (including in tabular form) given in this  communication
are  intended  to  be  forward-looking  statements.   Although  Morgan  Stanley  believes  that  the
expectations in such  forward-looking  statement are  reasonable,  it can give no assurance that any forward-looking  statements will prove to be correct. Such estimates are subject to actual known and unknown risks,  uncertainties and other factors that could cause actual results to differ materially from  those  projected.  These  forward-looking  statements  speak  only  as of  the  date  of  this communication.  Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any  forward-looking  statement  contained  herein to reflect any change in its  expectations or any change in  circumstances  upon which such  statement is based.  Prices  indicated are Morgan Stanley offer prices at the close of the date  indicated.  Actual  transactions at these prices may not have been effected.

The  trademarks  and service marks  contained  herein are the property of their  respective  owners.
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Copyright (C) by Morgan Stanley 2009, all rights reserved.

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    October 2009